Exhibit 99.1
NEWS RELEASE
April 27, 2022

HELMERICH & PAYNE, INC. ANNOUNCES SECOND QUARTER RESULTS
•H&P's North America Solutions segment exited the second quarter of fiscal year 2022 with 171 active rigs, up over 10% during the quarter

•Quarterly North America Solutions operating income increased $30 million sequentially, while direct margins(1) increased $30 million to $114 million sequentially, as revenues increased by $68 million to $409 million and expenses increased by $38 million to $294 million

•The Company reported a fiscal second quarter net loss of $(0.05) per diluted share; including select items(2) of $0.12 per diluted share

•North America Solutions revenue per day increased approximately $1,500/day or 7% to $24,500/day on a sequential basis with additional increases expected

•On March 2, 2022, the Board of Directors of the Company declared a quarterly cash dividend of $0.25 per share, payable on May 27, 2022 to stockholders of record at the close of business on May 13, 2022

Helmerich & Payne, Inc. (NYSE: HP) reported a net loss of $5 million, or $(0.05) per diluted share, from operating revenues of $468 million for the quarter ended March 31, 2022, compared to a net loss of $51 million, or $(0.48) per diluted share, on revenues of $410 million for the quarter ended December 31, 2021. The net losses per diluted share for the second and first quarters of fiscal year 2022 include $0.12 and $(0.03), respectively, of after-tax gains and losses comprised of select items(2). For the second quarter of fiscal year 2022, select items(2) were comprised of:

•$0.13 of after-tax gains pertaining to non-cash fair market adjustments to our equity investments

•$(0.01) of after-tax losses pertaining to losses on sale of assets

Net cash provided by operating activities was $23 million for the second quarter of fiscal year 2022 compared to net cash used by operating activities of $4 million in the prior quarter.

Helmerich & Payne | 1437 South Boulder Ave. | Suite 1400
Tulsa, OK 74119 | 918.588.5190 | helmerichpayne.com

News Release
April 27, 2022

    President and CEO John Lindsay commented, "Just when the energy industry is beginning to normalize, another geopolitical event and its immediate and lasting ramifications provide a sharp reminder of how critical abundant, cost effective and secure energy is to sustaining the broader global economy. Given the industry's experience in recent years we are not at all surprised to find our customers remaining rational and disciplined with regards to their capital expenditures, even in the face of spiking commodity prices. Holding that line is something we believe is crucial to creating a healthy and sustainable industry over the longer-term.
"During the quarter our active North America Solutions rig count increased in line with expectations and exited the quarter at 171 rigs. The industry rig count increase in the March quarter continued to shrink the availability of super-spec rigs that have worked at some point in the last two years, compounding the pre-existing supply-demand constraints in the market. As we have previously noted, the value proposition H&P brings to its customers through technology-driven efficiency and wellbore quality combined with the current market dynamics is accelerating improvements in contract economics. Like our customers, we expect to have disciplined capex spending, consistent with current industry trends, and as a consequence, the underlying supply-demand tightness will likely persist. We believe these conditions could provide a pathway to achieve significant improvement in average spot contract revenues. Our ultimate aim is to generate returns more in line with the high-value drilling solutions we are providing to our customers.
"The outlook for international markets remains positive with additional developments and prospects progressing albeit it at a much slower pace than what we have experienced domestically. In South America, Argentina and Colombia remain areas of focus and we have begun to re-contract rigs located in those countries. In the Middle East, our strategy and opportunity set is a bit different. We started delivering the rigs we sold to ADNOC Drilling and are moving forward with the strong business alliance we established with them. We are also actively pursuing opportunities to export some of our idle super-spec capacity into that region. While we are optimistic about our strategy in the Middle East, we are also keenly aware that this is a long-term play and it will take time for opportunities to emerge and fully develop."
    Senior Vice President and CFO Mark Smith also commented, "While a company's financial position and cash flows are tested during a declining and weak market, its fiscal discipline is often tested during a recovering and strong market. At this time, we remain fully committed to a long-standing, fiscally sound and disciplined approach to capital allocation and hence we are not compelled to adjust our previously established capex budget range of $250 to $270 million for fiscal 2022.
"The economics for our spot contracts are improving and we expect similar improvements for our term contracts as they are renewed or move into the spot market in the coming quarters. As John alluded to, current contracting economics are moving our financial returns higher and the resulting cash generation will enhance our strong financial position furthering our ability to take advantage of various opportunities, including capital allocation to shareholders."
    John Lindsay concluded, “We continue to be encouraged as the industry rebounds; however, we are reminded, particularly with elevated commodity prices, of the industry track record to add excessive capacity to the market and the longer-term negative consequences that could ultimately result from those actions if not carefully considered. The axiom, "Change is the only constant in life" keeps us mindful of the changing industry dynamics and the long-term challenges and opportunities that lie ahead. I would also add that another constant at H&P has been the passion and innovative spirit of our hardworking employees, who continue to lead the way forward within our industry and partnering with our customers to create value for our shareholders."

News Release
April 27, 2022

Operating Segment Results for the Second Quarter of Fiscal Year 2022
North America Solutions:
This segment had operating income of $1.3 million compared to an operating loss of $28.9 million during the previous quarter. The increase in operating income was primarily due to higher activity levels and improving contract economics during the quarter, while the prior quarter was adversely impacted by an impairment for fair market adjustments for equipment held for sale and a restructuring charge. Absent the select item(2) impacts on the previous quarter, this segment's operating income improved by $27.8 million on a sequential basis.

Direct margins(1) increased by $30.0 million to $114.4 million as both revenues and expenses increased sequentially. Operating results were still negatively impacted by the costs associated with reactivating rigs; $14.2 million in the second fiscal quarter compared to $20.5 million in the previous quarter.

International Solutions:
This segment had an operating loss of $0.8 million compared to an operating income of $8.0 million during the previous quarter. The decrease in operating income related to a contractual dispute with a customer that benefited the first fiscal quarter by $16.4 million, partially offset by a $2.5 million impairment recognized in the prior quarter as well. Absent these select items(2) for the previous quarter, this segment's operating loss narrowed by $5.0 million on a sequential basis.

Direct margins(1) during the second fiscal quarter were $2.3 million compared to $13.0 million during the previous quarter. Excluding the aforementioned $16.4 million settlement during the first fiscal quarter, direct operating margins(1) increased by $5.6 million on a sequential basis. Current quarter results included a $2.4 million foreign currency loss primarily related to our South American operations compared to a $1.0 million foreign currency loss the previous quarter.

Offshore Gulf of Mexico:
This segment had operating income of $5.3 million compared to operating income of $5.5 million during the previous quarter. Direct margins(1) for the quarter were $8.3 million compared to $8.6 million in the prior quarter.

Operational Outlook for the Third Quarter of Fiscal Year 2022
North America Solutions:
•We expect North America Solutions direct margins(1) to be between $150-$165 million, which includes approximately $5.5 million in estimated reactivation costs
•We expect to exit the quarter at approximately 175 contracted rigs
International Solutions:
•We expect International Solutions direct margins(1) to be between $(3)-$(1) million, exclusive of any foreign exchange gains or losses
•International Solutions direct margins(1) are expected to be negatively impacted by costs incurred to move a rig from the U.S. as part of our Middle East hub strategy
Offshore Gulf of Mexico:
•We expect Offshore Gulf of Mexico direct margins(1) to be between $7-$9 million

News Release
April 27, 2022
Other Estimates for Fiscal Year 2022
•Gross capital expenditures are still expected to be approximately $250 to $270 million; approximately 50% expected for maintenance, including tubular purchases, roughly 35% expected for skidding to walking conversions and approximately 15% for corporate and information technology. Ongoing asset sales include reimbursements for lost and damaged tubulars and sales of other used drilling equipment that offset a portion of the gross capital expenditures and are still expected to total approximately $45 million in fiscal year 2022.
•Depreciation and amortization expenses are still expected to be approximately $405 million
•Research and development expenses for fiscal year 2022 are still expected to be roughly $27 million
•Selling, general and administrative expenses for fiscal year 2022 are now expected to be just over $180 million
Select Items Included in Net Income per Diluted Share

Second quarter of fiscal year 2022 net loss of $(0.05) per diluted share included $0.12 in after-tax gains comprised of the following:
•$0.13 of non-cash after-tax gains related to fair market value adjustments to equity investments
•$(0.00) of after-tax losses related to restructuring charges
•$(0.01) of after-tax losses related to the sale of assets

First quarter of fiscal year 2022 net loss of $(0.48) per diluted share included $(0.03) in after-tax losses comprised of the following:
•$0.13 of after-tax gains related to a settlement of a previous contractual dispute with an international customer
•$0.38 of non-cash after-tax gains related to fair market value adjustments to equity investments
•$(0.01) of after-tax losses related to restructuring charges
•$(0.03) of after-tax losses related to the sale of assets
•$(0.03) of non-cash after-tax losses for impairments related to fair market value adjustments to decommissioned rigs and equipment that are held for sale
•$(0.47) of after-tax losses related to a debt make-whole premium and write-off of debt discount and issuance costs

Conference Call
A conference call will be held on Thursday, April 28, 2022, at 11:00 a.m. (ET) with John Lindsay, President and CEO, Mark Smith, Senior Vice President and CFO, and Dave Wilson, Vice President of Investor Relations, to discuss the Company’s second quarter fiscal year 2022 results. Dial-in information for the conference call is (877) 830-2596 for domestic callers or (785) 424-1744 for international callers. The call access code is ‘Helmerich’. You may also listen to the conference call that will be broadcast live over the internet by logging on to the Company’s website at http://www.helmerichpayne.com and accessing the corresponding link through the investor relations section by clicking on “Investors” and then clicking on “News and Events - Events & Presentations” to find the event and the link to the webcast.

About Helmerich & Payne, Inc.
Founded in 1920, Helmerich & Payne, Inc. (H&P) (NYSE: HP) is committed to delivering industry leading levels of drilling productivity and reliability. H&P strives to operate with the highest level of integrity, safety and innovation to deliver superior results for its customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world.  H&P also develops and implements advanced automation, directional drilling and survey management technologies. As of March 31, 2022, H&P's fleet included 236 land rigs in the U.S., 28 international land rigs and seven offshore platform rigs. For more information, see H&P online at www.helmerichpayne.com.

News Release
April 27, 2022
Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding our future financial position, operations outlook, business strategy, dividends, share repurchases, budgets, projected costs and plans, objectives of management for future operations, contract terms, financing and funding, spot contract economics, future supply-demand tightness, capex spending and outlook for international markets are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information changes in internal estimates, expectations or otherwise, except as required under applicable securities laws.

We use our Investor Relations website as a channel of distribution for material company information. Such information is routinely posted and accessible on our Investor Relations website at www.helmerichpayne.com.

Note Regarding Trademarks. Helmerich & Payne, Inc. owns or has rights to the use of trademarks, service marks and trade names that it uses in conjunction with the operation of its business. Some of the trademarks that appear in this release or otherwise used by H&P include FlexRig, which may be registered or trademarked in the U.S. and other jurisdictions.

(1) Direct margin, which is considered a non-GAAP metric, is defined as operating revenues less direct operating expenses and is included as a supplemental disclosure we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See — Non-GAAP Measurements for a reconciliation of segment operating income(loss) to direct margin. Expected direct margin for the third quarter of fiscal 2022 is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain item. There, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of expected direct margin to the most comparable GAAP measure without unreasonable effort.

(2) Select items are considered non-GAAP metrics and are included as a supplemental disclosure as the Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future periods results. Select items are excluded as they are deemed to be outside of the Company's core business operations. See — Non-GAAP Measurements.

Contact:  Dave Wilson, Vice President of Investor Relations
investor.relations@hpinc.com
(918) 588‑5190

News Release
April 27, 2022

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended			Six Months Ended
(in thousands, except per share amounts)	March 31,	December 31,	March 31,	March 31,	March 31,
	2022	2021	2021	2022	2021
OPERATING REVENUES
Drilling services	$465,370	$407,534	$294,026	$872,904	$538,807
Other	2,227	2,248	2,145	4,475	3,741
	467,597	409,782	296,171	877,379	542,548
OPERATING COSTS AND EXPENSES
Drilling services operating expenses, excluding depreciation and amortization	339,759	299,652	230,313	639,411	429,002
Other operating expenses	1,181	1,182	1,274	2,363	2,636
Depreciation and amortization	102,937	100,437	106,417	203,374	213,278
Research and development	6,387	6,527	5,334	12,914	10,917
Selling, general and administrative	47,051	43,715	39,349	90,766	78,652
Asset impairment charge	—	4,363	54,284	4,363	54,284
Restructuring charges	63	742	1,608	805	1,746
Gain on reimbursement of drilling equipment	(6,448)	(5,254)	(3,748)	(11,702)	(5,939)
Other (gain) loss on sale of assets	(716)	1,029	22,263	313	12,118
	490,214	452,393	457,094	942,607	796,694
OPERATING LOSS FROM CONTINUING OPERATIONS	(22,617)	(42,611)	(160,923)	(65,228)	(254,146)
Other income (expense)
Interest and dividend income	3,399	2,589	4,819	5,988	6,698
Interest expense	(4,390)	(6,114)	(5,759)	(10,504)	(11,898)
Gain on investment securities	22,132	47,862	2,520	69,994	5,444
Loss on extinguishment of debt	—	(60,083)	—	(60,083)	—
Other	(476)	(542)	(577)	(1,018)	(2,057)
	20,665	(16,288)	1,003	4,377	(1,813)
Loss from continuing operations before income taxes	(1,952)	(58,899)	(159,920)	(60,851)	(255,959)
Income tax expense (benefit)	2,672	(7,568)	(36,624)	(4,896)	(54,739)
Loss from continuing operations	(4,624)	(51,331)	(123,296)	(55,955)	(201,220)
Income (loss) from discontinued operations before income taxes	(352)	(31)	2,293	(383)	9,786
Income tax provision	—	—	—	—	—
Income (loss) from discontinued operations	(352)	(31)	2,293	(383)	9,786
NET LOSS	$(4,976)	$(51,362)	$(121,003)	$(56,338)	$(191,434)

Basic earnings (loss) per common share:
Loss from continuing operations	$(0.05)	$(0.48)	$(1.15)	$(0.53)	$(1.87)
Income from discontinued operations	$—	$—	$0.02	$—	$0.09
Net loss	$(0.05)	$(0.48)	$(1.13)	$(0.53)	$(1.78)

Diluted earnings (loss) per common share:
Loss from continuing operations	$(0.05)	$(0.48)	$(1.15)	$(0.53)	$(1.87)
Income from discontinued operations	$—	$—	$0.02	$—	$0.09
Net loss	$(0.05)	$(0.48)	$(1.13)	$(0.53)	$(1.78)

Weighted average shares outstanding (in thousands):
Basic	105,393	107,571	107,861	106,494	107,738
Diluted	105,393	107,571	107,861	106,494	107,738

News Release
April 27, 2022

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31,	September 30,
(in thousands except share data and share amounts)	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$202,206	$917,534
Short-term investments	148,377	198,700
Accounts receivable, net of allowance of $2,490 and $2,068, respectively	329,572	228,894
Inventories of materials and supplies, net	83,588	84,057
Prepaid expenses and other, net	97,380	85,928
Assets held-for-sale	57,373	71,453
Total current assets	918,496	1,586,566

Investments	219,295	135,444
Property, plant and equipment, net	3,022,335	3,127,287
Other Noncurrent Assets:
Goodwill	45,653	45,653
Intangible assets, net	70,246	73,838
Operating lease right-of-use assets	45,325	49,187
Other assets, net	13,000	16,153
Total other noncurrent assets	174,224	184,831

Total assets	$4,334,350	$5,034,128

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$105,123	$71,996
Dividends payable	26,697	27,332
Current portion of long-term debt, net	—	483,486
Accrued liabilities	245,778	283,492
Total current liabilities	377,598	866,306

Noncurrent Liabilities:
Long-term debt, net	541,969	541,997
Deferred income taxes	552,263	563,437
Other	125,754	147,757
Noncurrent liabilities - discontinued operations	2,356	2,013
Total noncurrent liabilities	1,222,342	1,255,204

Shareholders' Equity:
Common stock, $.10 par value, 160,000,000 shares authorized, 112,222,865 shares issued as of both March 31, 2022 and September 30, 2021, and 105,285,460 and 107,898,859 shares outstanding as of March 31, 2022 and September 30, 2021, respectively	11,222	11,222
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	514,771	529,903
Retained earnings	2,463,665	2,573,375
Accumulated other comprehensive loss	(19,456)	(20,244)
Treasury stock, at cost, 6,937,405 shares and 4,324,006 shares as of March 31, 2022 and September 30, 2021, respectively	(235,792)	(181,638)
Total shareholders’ equity	2,734,410	2,912,618
Total liabilities and shareholders' equity	$4,334,350	$5,034,128

News Release
April 27, 2022

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months Ended March 31,
(in thousands)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(56,338)	$(191,434)
Adjustment for (income) loss from discontinued operations	383	(9,786)
Loss from continuing operations	(55,955)	(201,220)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	203,374	213,278
Asset impairment charge	4,363	54,284
Amortization of debt discount and debt issuance costs	559	920
Loss on extinguishment of debt	60,083	—
Provision for credit loss	669	(227)
Provision for obsolete inventory	(761)	423
Stock-based compensation	14,163	14,277
Gain on investment securities	(69,994)	(5,444)
Gain on reimbursement of drilling equipment	(11,702)	(5,939)
Other loss on sale of assets	313	12,118
Deferred income tax benefit	(11,597)	(46,068)
Other	(3,526)	3,646
Changes in assets and liabilities	(111,051)	18,779
Net cash provided by operating activities from continuing operations	18,938	58,827
Net cash used in operating activities from discontinued operations	(42)	(25)
Net cash provided by operating activities	18,896	58,802

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(104,482)	(30,745)
Other capital expenditures related to assets held-for-sale	(10,550)	—
Purchase of short-term investments	(68,565)	(105,662)
Purchase of long-term investments	(14,124)	(1,069)
Proceeds from sale of short-term investments	117,456	63,742
Proceeds from asset sales	34,944	13,419
Net cash used in investing activities	(45,321)	(60,315)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(54,007)	(54,230)
Payments for employee taxes on net settlement of equity awards	(5,503)	(2,119)
Payment of contingent consideration from acquisition of business	(250)	(250)
Payments for early extinguishment of long-term debt	(487,148)	—
Make-whole premium payment	(56,421)	—
Share repurchases	(76,999)	—
Other	(587)	—
Net cash used in financing activities	(680,915)	(56,599)
Net decrease in cash and cash equivalents and restricted cash	(707,340)	(58,112)
Cash and cash equivalents and restricted cash, beginning of period	936,716	536,747
Cash and cash equivalents and restricted cash, end of period	$229,376	$478,635

News Release
April 27, 2022

HELMERICH & PAYNE, INC.
SEGMENT REPORTING
	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,
(in thousands, except operating statistics)	2022	2021	2021	2022	2021
NORTH AMERICA SOLUTIONS
Operating revenues	$408,814	$341,034	$249,939	$749,848	$451,929
Direct operating expenses	294,397	256,568	185,841	550,965	343,150
Depreciation and amortization	95,817	93,621	99,917	189,438	200,241
Research and development	6,420	6,568	5,329	12,988	10,795
Selling, general and administrative expense	10,883	10,829	12,960	21,712	24,640
Asset impairment charge	—	1,868	54,284	1,868	54,284
Restructuring charges	—	473	1,442	473	1,581
Segment operating income (loss)	$1,297	$(28,893)	$(109,834)	$(27,596)	$(182,762)
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	114,417	84,466	64,098	198,883	108,779
Revenue days[3]	14,752	12,946	9,454	27,698	16,916
Average active rigs[4]	164	141	105	152	93
Number of active rigs at the end of period[5]	171	154	109	171	109
Number of available rigs at the end of period	236	236	242	236	242
Reimbursements of "out-of-pocket" expenses	46,664	43,129	27,290	89,793	46,079

INTERNATIONAL SOLUTIONS
Operating revenues	27,422	37,159	14,813	64,581	25,331
Direct operating expenses	25,171	24,131	16,718	49,302	34,241
Depreciation	1,049	755	415	1,804	788
Selling, general and administrative expense	2,050	1,729	1,138	3,779	2,117
Asset impairment charge	—	2,495	—	2,495	—
Segment operating income (loss)	$(848)	$8,049	$(3,458)	$7,201	$(11,815)
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	2,251	13,028	(1,905)	15,279	(8,910)
Revenue days[3]	636	647	393	1,283	741
Average active rigs[4]	7	7	4	7	4
Number of active rigs at the end of period[5]	6	8	5	6	5
Number of available rigs at the end of period	28	28	32	28	32
Reimbursements of "out-of-pocket" expenses	1,226	1,443	1,613	2,669	4,172

OFFSHORE GULF OF MEXICO
Operating revenues	$29,147	$29,314	$29,274	58,461	61,547
Direct operating expenses	20,884	20,711	23,069	41,595	49,325
Depreciation	2,401	2,380	2,593	4,781	5,199
Selling, general and administrative expense	584	757	634	1,341	1,303
Segment operating income	$5,278	$5,466	$2,978	$10,744	$5,720
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	8,263	8,603	6,205	16,866	12,222
Revenue days[3]	360	368	360	728	820
Average active rigs[4]	4	4	4	4	5
Number of active rigs at the end of period[5]	4	4	4	4	4
Number of available rigs at the end of period	7	7	7	7	7
Reimbursements of "out-of-pocket" expenses	5,809	6,075	5,193	11,884	13,061

1)These operating metrics and financial data, including average active rigs, are provided to allow investors to analyze the various components of segment financial results in terms of activity, utilization and other key results. Management uses these metrics to analyze historical segment financial results and as the key inputs for forecasting and budgeting segment financial results.
2)Direct margin, which is considered a non-GAAP metric, is defined as operating revenues less direct operating expenses and is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See — Non-GAAP Measurements below for a reconciliation of segment operating income (loss) to direct margin.
3)Defined as the number of contractual days we recognized revenue for during the period.
4)Active rigs generate revenue for the Company; accordingly, 'average active rigs' represents the average number of rigs generating revenue during the applicable time period. This metric is calculated by dividing revenue days by total days in the applicable period (i.e. 90 days).
5)Defined as the number of rigs generating revenue at the applicable end date of the time period.

News Release
April 27, 2022

Segment reconciliation amounts were as follows:

	Three Months Ended March 31, 2022
(in thousands)	North America Solutions	International Solutions	Offshore Gulf of Mexico	Other	Eliminations	Total
Operating revenue	$408,814	$29,147	$27,422	$2,214	$—	$467,597
Intersegment	—	—	—	13,204	(13,204)	—
Total operating revenue	$408,814	$29,147	$27,422	$15,418	$(13,204)	$467,597

Direct operating expenses	$285,596	$19,149	$25,030	$11,165	$—	$340,940
Intersegment	8,801	1,735	141	43	(10,720)	—
Total drilling services & other operating expenses	$294,397	$20,884	$25,171	$11,208	$(10,720)	$340,940

	Six Months Ended March 31, 2022
(in thousands)	North America Solutions	International Solutions	Offshore Gulf of Mexico	Other	Eliminations	Total
Operating revenue	$749,848	$58,461	$64,581	$4,489	$—	$877,379
Intersegment	—	—	—	26,852	(26,852)	—
Total operating revenue	$749,848	$58,461	$64,581	$31,341	$(26,852)	$877,379

Direct operating expenses	$532,322	$37,946	$49,045	$22,461	$—	$641,774
Intersegment	18,643	3,649	257	67	(22,616)	—
Total drilling services & other operating expenses	$550,965	$41,595	$49,302	$22,528	$(22,616)	$641,774

The following table reconciles segment operating income (loss) per the information above to loss from continuing operations before income taxes as reported on the Unaudited Condensed Consolidated Statements of Operations:

	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,
(in thousands)	2022	2021	2021	2022	2021
Operating income (loss)
North America Solutions	$1,297	$(28,893)	$(109,834)	$(27,596)	$(182,762)
International Solutions	(848)	8,049	(3,458)	7,201	(11,815)
Offshore Gulf of Mexico	5,278	5,466	2,978	10,744	5,720
Other	3,167	3,929	(1,072)	7,096	3,039
Eliminations	(2,031)	(1,282)	(3,433)	(3,313)	(5,559)
Segment operating income (loss)	$6,863	$(12,731)	$(114,819)	$(5,868)	$(191,377)
Gain on reimbursement of drilling equipment	6,448	5,254	3,748	11,702	5,939
Other gain (loss) on sale of assets	716	(1,029)	(22,263)	(313)	(12,118)
Corporate selling, general and administrative costs, corporate depreciation, and corporate restructuring charges	(36,644)	(34,105)	(27,589)	(70,749)	(56,590)
Operating loss from continuing operations	$(22,617)	$(42,611)	$(160,923)	$(65,228)	$(254,146)
Other income (expense):
Interest and dividend income	3,399	2,589	4,819	5,988	6,698
Interest expense	(4,390)	(6,114)	(5,759)	(10,504)	(11,898)
Gain on investment securities	22,132	47,862	2,520	69,994	5,444
Loss on extinguishment of debt	—	(60,083)	—	(60,083)	—
Other	(476)	(542)	(577)	(1,018)	(2,057)
Total unallocated amounts	20,665	(16,288)	1,003	4,377	(1,813)
Loss from continuing operations before income taxes	$(1,952)	$(58,899)	$(159,920)	$(60,851)	$(255,959)

News Release
April 27, 2022

SUPPLEMENTARY STATISTICAL INFORMATION
Unaudited

U.S. LAND RIG COUNTS & MARKETABLE FLEET STATISTICS

	April 27,	March 31,	December 31,	Q2FY22
	2022	2022	2021	Average
U.S. Land Operations
Term Contract Rigs	104	103	85	95
Spot Contract Rigs	69	68	69	69
Total Contracted Rigs	173	171	154	164
Idle or Other Rigs	63	65	82	72
Total Marketable Fleet	236	236	236	236

H&P GLOBAL FLEET UNDER TERM CONTRACT STATISTICS
Number of Rigs Already Under Long-Term Contracts(*)
(Estimated Quarterly Average — as of 3/31/22)

	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Segment	FY22	FY22	FY23	FY23	FY23	FY23	FY24
U.S. Land Operations	103.0	91.1	40.9	17.7	11.7	9.4	6.0
International Land Operations	3.9	6.0	6.0	6.0	4.8	4.0	4.0
Offshore Operations	—	—	—	—	—	—	—
Total	106.9	97.1	46.9	23.7	16.5	13.4	10.0
(*) All of the above rig contracts have original terms equal to or in excess of six months and include provisions for early termination fees.

Non-GAAP Measurements

NON-GAAP RECONCILIATION OF SELECT ITEMS AND ADJUSTED NET LOSS(**)

	Three Months Ended March 31, 2022
(in thousands, except per share data)	Pretax	Tax	Net	EPS
Net loss (GAAP basis)			$(4,976)	$(0.05)
(-) Fair market adjustments to equity investments	$22,308	$8,483	13,825	0.13
(-) Restructuring charges	(63)	(10)	(53)	—
(-) Loss related to the sale of equipment	(1,353)	(205)	(1,148)	(0.01)
Adjusted net loss (Non-GAAP)			$(17,600)	$(0.17)

	Three Months Ended December 31, 2021
(in thousands, except per share data)	Pretax	Tax	Net	EPS
Net loss (GAAP basis)			$(51,362)	$(0.48)
(-) Fair market adjustments to equity investments	$47,931	$7,223	40,708	0.38
(-) Settlement of a previous contractual dispute with an international customer	16,381	2,469	13,912	0.13
(-) Restructuring charges	(742)	(112)	(630)	(0.01)
(-) Loss related to the sale of equipment	(3,391)	(511)	(2,880)	(0.03)
(-) Impairment for fair market value adjustments to equipment held for sale	(4,363)	(658)	(3,705)	(0.03)
(-) Debt make whole premium and write-off of debt discount and issuance costs	(60,083)	(9,054)	(51,029)	(0.47)
Adjusted net loss (Non-GAAP)			$(47,738)	$(0.45)
(**)Select items and adjusted net loss are considered non-GAAP metrics. The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future period results. Select items are excluded as they are deemed to be outside of the Company's core business operations.

News Release
April 27, 2022

NON-GAAP RECONCILIATION OF DIRECT MARGIN
Direct margin is considered a non-GAAP metric. We define "direct margin" as operating revenues less direct operating expenses. Direct margin is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. Direct margin is not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures.
The following table reconciles direct margin to segment operating income (loss), which we believe is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to direct margin.
.

	Three Months Ended March 31, 2022
(in thousands)	North America Solutions	Offshore Gulf of Mexico	International Solutions
Segment operating income (loss)	$1,297	$5,278	$(848)
Add back:
Depreciation and amortization	95,817	2,401	1,049
Research and development	6,420	—	—
Selling, general and administrative expense	10,883	584	2,050
Direct margin (Non-GAAP)	$114,417	$8,263	$2,251

	Three Months Ended December 31, 2021
(in thousands)	North America Solutions	Offshore Gulf of Mexico	International Solutions
Segment operating income (loss)	$(28,893)	$5,466	$8,049
Add back:
Depreciation and amortization	93,621	2,380	755
Research and development	6,568	—	—
Selling, general and administrative expense	10,829	757	1,729
Asset impairment charge	1,868	—	2,495
Restructuring charges	473	—	—
Direct margin (Non-GAAP)	$84,466	$8,603	$13,028

	Three Months Ended March 31, 2021
(in thousands)	North America Solutions	Offshore Gulf of Mexico	International Solutions
Segment operating income (loss)	$(109,834)	$2,978	$(3,458)
Add back:
Depreciation and amortization	99,917	2,593	415
Research and development	5,329	—	—
Selling, general and administrative expense	12,960	634	1,138
Asset impairment charge	54,284	—	—
Restructuring charges	1,442	—	—
Direct margin (Non-GAAP)	$64,098	$6,205	$(1,905)

News Release
April 27, 2022

	Six Months Ended March 31, 2022
(in thousands)	North America Solutions	Offshore Gulf of Mexico	International Solutions
Segment operating income (loss)	$(27,596)	$10,744	$7,201
Add back:
Depreciation and amortization	189,438	4,781	1,804
Research and development	12,988	—	—
Selling, general and administrative expense	21,712	1,341	3,779
Asset impairment charge	1,868	—	2,495
Restructuring charges	473	—	—
Direct margin (Non-GAAP)	$198,883	$16,866	$15,279

	Six Months Ended March 31, 2021
(in thousands)	North America Solutions	Offshore Gulf of Mexico	International Solutions
Segment operating income (loss)	$(182,762)	$5,720	$(11,815)
Add back:
Depreciation and amortization	200,241	5,199	788
Research and development	10,795	—	—
Selling, general and administrative expense	24,640	1,303	2,117
Asset impairment charge	54,284	—	—
Restructuring charges	1,581	—	—
Direct margin (Non-GAAP)	$108,779	$12,222	$(8,910)